SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                ----------------------


                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report (date of earliest event reported):  May 7, 1999
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                                  AMERICAN ECO CORPORATION
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                (Exact name or registrant as specified in its charter)



                  Ontario, Canada             0-10621            52-1742490
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          (State or other jurisdiction of   (Commission      (IRS Employer
          incorporation or organization)    File Number)     Identification
          No.)


                154 University Avenue, Toronto, Ontario            M5H 3Y9
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               (Address of principal executive offices)          (Zip Code)



          Registrant's telephone number, including area code:(416) 340-2727
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                                       N/A
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            (Former name or former address, if changed since last report.)

          ITEM 5.  OTHER EVENTS.
                   -------------

                    On May 7, 1999, American Eco Corporation, ("American Eco"), together with its principal subsidiaries (each, a "Borrower," and collectively, the "Borrowers") entered into a Credit Agreement with General Electric Capital Corporation, as lender and agent (the "Agent"), for any additional lenders from time to time under the Credit Agreement (the "Lenders"). The Credit Agreement provides for a revolving credit facility (the "Revolver") of up to $30 million, which includes a $2.5 million letter of credit subfacility.

                    The proceeds of the Revolver will be used by the Borrowers for working capital and other general corporate purposes, as well as for acquisitions meeting the criteria established in the Credit Agreement or as otherwise permitted by the Lenders.

                    Under the Revolver, each Borrower (or the Borrower group of which it is a member) may make borrowings based upon the sum of up to (a) 85% of its eligible accounts receivable (other than eligible incomplete cost plus contract accounts receivable); and (b) 50% of its eligible incomplete cost plus contract accounts receivable, in each case, less any reserves established by the Agent.

                    The Revolver has a two-year term, subject to two automatic one year extensions at the mutual discretion of the Borrowers and the Lenders. Borrowing under the Revolver by US Borrowers will accrue interest at a rate equal to 2% above the latest month-end 30-day commercial paper rate for high-grade unsecured notes sold through dealers by major corporations, in multiples of $1,000, as from time to time reported in The Wall Street Journal. Borrowing under the Revolver by Canadian Borrowers will accrue interest at a rate equal to 2% above the rate of interest per annum determined by the Agent, from month to month, by reference to the average rate quoted on the Reuters Monitor Screen (Page CDOR) applicable to 30-day Canadian dollar bankers' acceptances. Letters of credit issued pursuant to the Credit Agreement will be subject to a fee of 1% of the face amount thereof, plus any costs and expenses incurred by the Lenders in arranging for the issuance or guaranty of such letters of credit and any charges assessed by the issuing banks.

                    The obligations of the Borrowers under the Credit Agreement are secured by, among other things, (a) Guarantees entered into by American Eco and certain of its United States and Canadian subsidiaries; (b) Security Agreements entered into by American Eco and certain of its United States and Canadian subsidiaries of their receivables, inventory and general intangibles, and (c) Patent, Trademark and Copyright Security

          Agreements entered into by certain United States subsidiaries of American Eco.

                    The Credit Agreement and certain of the related security documents are filed as exhibits hereto and are incorporated by reference herein. The descriptions herein of the Credit Agreement and such related documents do not purport to be complete and are qualified in their entirety by the provisions of such agreement and documents.


          ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
                   ----------------------------------

          (c) Exhibits.

               10.1.1 Credit Agreement, dated as of May 7, 1999, by and among American Eco, the Borrowers identified therein, the other Credit Parties signatory thereto, the Lenders signatory thereto from time to time and General Electric Capital Corporation (the "Agent"), as Agent and Lender (without schedules or exhibits).

               10.1.2  Annex A to the Credit Agreement.

               10.2.1 US $30 million Revolving Note, dated May 7, 1999, issued by AEC Funding Corp.

               10.2.2 US $30 million Revolving Note, dated May 7, 1999, issued by the Borrowers (other than AEC Funding Corp.).

               10.3 Security Agreement, dated as of May 7, 1999, among American Eco, certain of its United States subsidiaries and the Agent.

               10.4 Security Agreement, dated as of May 7, 1999, between American Eco and the Agent.

               10.5 Guaranty, dated as of May 7, 1999, by and among certain United States subsidiaries of American Eco and the Agent.

               10.6 Guarantee, dated as of May 7, 1999, between American Eco and the Agent.

               99.1    Press Release dated May 18, 1999.

                                      SIGNATURES


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        AMERICAN ECO CORPORATION



          Dated: May 18, 1999      By: /s/ Michael E. McGinnis
                                       -----------------------------
                                        Name:  Michael E. McGinnis
                                        Title: President

                                    Exhibit Index
                                    -------------


               Exhibit  Description
               -------  -----------

               10.1.1 Credit Agreement, dated as of May 7, 1999, by and among American Eco, the Borrowers identified therein, the other Credit Parties signatory thereto, the Lenders signatory thereto from time to time and General Electric Capital Corporation (the "Agent"), as Agent and Lender (without schedules or exhibits).

               10.1.2  Annex A to the Credit Agreement.

               10.2.1 US $30 million Revolving Note, dated May 7, 1999, issued by AEC Funding Corp.

               10.2.2 US $30 million Revolving Note, dated May 7, 1999, issued by the Borrowers (other than AEC Funding Corp.).

               10.3 Security Agreement, dated as of May 7, 1999, among American Eco, certain of its United States subsidiaries and the Agent.

               10.4 Security Agreement, dated as of May 7, 1999, between American Eco and the Agent.

               10.5 Guaranty, dated as of May 7, 1999, by and among certain United States subsidiaries of American Eco and the Agent.

               10.6 Guarantee, dated as of May 7, 1999, between American Eco and the Agent.

               99.1    Press Release dated May 18, 1999.